Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-253253, 333-236903, 333-230467, 333-223848, and 333-187096 on Form S-8 of our reports dated 3 March 2022 relating to the financial statements of Nokia Corporation and the effectiveness of Nokia Corporation’s internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended 31 December 2021.

/s/ Deloitte Oy

Deloitte Oy
Helsinki, Finland
3 March 2022